UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2017

Sucampo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33609	30-0520478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 King Farm Blvd, Suite 550

Rockville, Maryland 20850

(Address of principal executive offices, including zip code)

(301) 961-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 8, 2017, Sucampo Pharmaceuticals, Inc. (“the Company”) announced its consolidated financial results for the fourth quarter and full year ended December 31, 2016. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2017, Mr. Andrew Smith, the Company’s Chief Financial Officer, notified the Company’s Board of Directors of his intent to leave that position effective March 20, 2017. Mr. Smith has indicated that he has no disagreements with management.

Mr. Smith and the Company will enter into a Separation Agreement and General Release, most of the terms of which were previously negotiated pursuant to his Employment Agreement. Under the separation agreement, Mr. Smith will receive a lump sum separation payment equal to his annual base salary, and payment of health insurance premiums for a period of up to twelve months in exchange for a general release from all claims against the Company, and certain cooperation, non-solicitation, confidentiality, and non-disparagement provisions in favor of the Company. In addition, effective upon his separation, all of Mr. Smith’s previously awarded stock options, covering a total of 106,366 shares of the Company’s class A common stock, will vest and become immediately exercisable.

On March 2, 2017, in connection with Mr. Smith’s resignation, the Company’s Board of Directors appointed Mr. Peter Pfreundschuh, CPA as Chief Financial Officer and principal financial officer, effective March 20, 2017. Mr. Pfreundschuh, age 48, served as Vice President, Finance and Chief Financial Officer of Immunomedics Inc., a biopharmaceutical company, from September 2013 to June 2016 and as a consultant to that company from June 2016 to August 2016. From November 2008 until June 2013, Mr. Pfreundschuh was the Chief Financial Officer of CircuLite Inc., a commercial medical device company. Prior to that, Mr. Pfreundschuh was the Executive Director of Business Development and Licensing for AstraZeneca Pharmaceuticals L.P. Before AstraZeneca, he served at Johnson and Johnson in a variety of capacities, including Controller of the R&D division and Controller/Director of Marketing and Global Business Analytics, as well as Chief Financial Officer/Treasurer for 3 Dimensional Pharmaceuticals, which was acquired by Johnson and Johnson. Mr. Pfreundschuh has also held management positions at Alimenterics, Inc., and American Standard Companies, Inc., and was a Senior Auditor at Ernst & Young, LLP. Mr. Pfreundschuh received an M.B.A. with a concentration in finance from Rider University, a B.S. in accounting from Rutgers University School of Business, and continued his education through the Executive Strategic Marketing Program in Healthcare at the Kellogg School of Management at Northwestern University. He is a licensed Certified Public Accountant in New Jersey.

The Company and Mr. Pfreundschuh will enter into an employment agreement pursuant to which Mr. Pfreundschuh will (i) receive a one-time retention bonus of $75,000, (ii) receive an initial annual base salary of $375,000, (iii) be eligible to receive annual bonuses in accordance with the Company’s non-equity incentive plan and other benefits available to executive officers of the Company, (iv) be eligible to receive severance payments under certain circumstances, and (v) be subject to standard restrictions on competition or interference with the Company following termination. In addition, in connection with the commencement of his employment, Mr. Pfreundschuh will be awarded an option to purchase 150,000 shares of the Company’s class A common stock. In accordance with the Company’s option grant policy, the grant will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. The option will vest over a four-year period, with 25% vesting on the March 20, 2018 and the remaining 75% vesting in equal monthly increments over the three-year period thereafter.

The Company expects that it and Mr. Pfreundschuh will enter into the Company's standard form of indemnification agreement, a copy of which has been filed on November 9, 2016 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.

There are no arrangements or understandings between Mr. Pfreundschuh and any other persons pursuant to which Mr. Pfreundschuh was appointed as an officer of the Company. There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Pfreundschuh was or is to be a party, in which Mr. Pfreundschuh, or any member of his immediate family, has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no familial relationship between Mr. Pfreundschuh and any other director or executive officer of the Company.

The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal period ending March 31, 2017.

Item 7.01 Regulation FD Disclosure.

On March 8, 2017, the Company will host a conference call with investors to discuss the Company's financial and operating results for the fourth quarter and full year ended December 31, 2016. The conference call including slides will be made available to the public via conference call and webcast. The slides from the presentation are being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.2 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On March 2, 2017 (the “Notice Date”), Sucampo received a Paragraph IV certification notice letter (the “Notice Letter”) regarding an Abbreviated New Drug Application (“ANDA”) submitted to the FDA by Amneal Pharmaceuticals (“Amneal”) requesting approval to market, sell and use a generic version of the 8 mcg and 24 mcg AMITIZA® (lubiprostone) soft gelatin capsule products for opioid-induced constipation.

In its Notice Letter, Amneal alleges that U.S. Patent Nos. 6,982,283; 7,064,148; 8,026,393; 8,097,653; 8,338,639; 8,389,542 and 8,779,787 (collectively, the “Patents”), which cover compositions, formulations and methods of using AMITIZA, are invalid, unenforceable and/or will not be infringed by Amneal’s manufacture, use or sale of the product described in its ANDA. The latest of the Patents expire in 2027. The Company is currently reviewing the Notice Letter. By statute, if the Company initiates a patent infringement lawsuit against Amneal within 45 days of the Notice Date, the FDA would automatically stay approval of the Amneal ANDA until the earlier of 30 months from the Notice Date or entry of a district court decision finding the patents invalid or not infringed. AMITIZA is currently protected by 15 issued patents that are listed in the FDA’s Orange Book.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1       Press Release issued by the Company on March 8, 2017.

99.2       The corporate update presentation slides dated March 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: March 8, 2017	By:	/s/ Andrew P. Smith
Name: Andrew P. Smith Title: Chief Financial Officer